UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
WELLSTAR INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:

(5)Total fee paid:

☐ Fee paid previously with preliminary materials:
☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Wellstar International, Inc.

NOTICE OF SPECIAL MEETING

and

PROXY STATEMENT

2008

WELLSTAR INTERNATIONAL, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on *, 2008

TO THE STOCKHOLDERS OF WELLSTAR INTERNATIONAL, INC.:

You are cordially invited to the 2008 Special Meeting of Stockholders of Wellstar International, Inc., which will be held at 61 Broadway, 32nd Floor, New York, New York 10010, on *,beginning at 10:00 a.m., local time.  The Special Meeting will be held for the following purposes:

1.
To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 500,000,000 shares to 1,000,000,000 shares;

2.	To amend the Company’s Articles of Incorporation to create 10,000,000 shares of blank check preferred stock, $.001 par value per share;

3.
To authorize the Company's Board of Directors, in its discretion, to amend the Company's Articles of Incorporation to effect a reverse stock split of the outstanding shares of the Company's common stock at a ratio of one-for-30.

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals.  The Company intends to mail the Proxy Statement and Proxy enclosed with this notice on or about *, 2008, to all stockholders entitled to vote at the Special Meeting.  If you were a stockholder of record of our common stock on June 3, 2008, the record date for the Special Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting.  Stockholders are cordially invited to attend the Special Meeting.  However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented.    If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Special Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ JOHN ANTONIO
Chief Executive Officer

Holland, Ohio

June *, 2008

Stockholders unable to attend the special meeting in person are requested to date and sign the enclosed proxy card as promptly as possible.  A stamped envelope is enclosed for your convenience.  If a stockholder receives more than one proxy card because he or she owns shares registered in different names or addresses, each proxy card should be completed and returned.

WELLSTAR INTERNATIONAL, INC.
6911 Pilliod Road
Holland, Ohio 43528

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

*

INTRODUCTION

This Proxy Statement is furnished to the stockholders by the Board of Directors of Wellstar International, Inc., for solicitation of proxies for use at the 2008 Special Meeting of Stockholders to be held at 61 Broadway, 32nd Floor, New York, New York 10010, on *,beginning at 10:00 a.m., local time, and at any and all adjournments of the meeting.

The purpose of the Special Meeting and the matters to be acted upon are set forth in the following Proxy Statement.  As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be presented for consideration at the Special Meeting.  A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Chief Executive Officer a written notice of revocation prior to the Special Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person.  Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Special Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the name change and "FOR" each other matter set forth in this Proxy Statement.  If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about *, 2008.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on the record date of June 3, 2008 are entitled to notice of and to vote at the Special Meeting.  At that date there were * outstanding shares of our common stock, par value $.001 per share, our only outstanding voting securities.  At the Special Meeting, each share of common stock will be entitled to one vote.

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the meeting.  Stockholders are not entitled to cumulate their votes.  Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

QUESTIONS AND ANSWERS ABOUT

ABOUT THE MEETING AND VOTING

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own.  That other person is called a proxy.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.  John Antonio, our Chief Executive Officer, has been designated as proxy for the 2008 Special Meeting of Stockholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2008 Special Meeting of Stockholders is June 3, 2008.  The record date is established by our Board of Directors as required by Nevada law and our By-laws.  Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name.  The answer to Question 12 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK OR SERIES A STOCK?

(a)	In Writing:

All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)	In Person:

All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to our Chief Executive Officer;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will hold the votes of each stockholder in confidence from directors, officers and employees except:

(a)	as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

(b)	in case of a contested proxy solicitation;

(c)	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

(d)	to allow the independent inspectors of election to certify the results of the vote.

7.
WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 to 1,000,000,000 SHARES, AUTHORIZATION OF 10,000,000 SHRES OF ‘BLANK CHECK’ PREFERRED STOCK AND THE REVERSE STOCK SPLIT, AND WHAT VOTE IS NEEDED TO APPROVE?

When voting on the amendments to our Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, of the Company from 500,000,000 shares to 1,000,000,000 shares, the authorization of 10,000,000 shares of ‘blank check’ preferred stock, par value $.001 per share and the reverse stock split at a ratio of one-to-thirty shares, stockholders may:

(a)	vote in favor of any of the amendments;

(b)	vote against any of the amendments; or

(c)	abstain from voting on any of the amendments.

The amendment will be approved if the votes cast "FOR" are a majority of the votes present at the meeting.  The Board recommends a vote "FOR" the amendment.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy.  If no specific instructions are given, proxies which are signed and returned will be voted FOR the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, of the Company from 500,000,000 shares to 1,000,000,000, the authorization of 100,000,00 share of ‘blank check’ preferred stock, par value $.001 per share and the reverse stock split at a ratio of one-to-thirty shares.

9.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on June 3, 2008.  Each share of our common stock is entitled to one vote.  As of *, 2008, we had * shares of common stock outstanding.

10.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers or our transfer agent.  Please vote all of these shares.  We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York, 10004.

11.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting.  If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers' unvoted shares on "routine" matters.  Generally, a broker may not vote a customer's unvoted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote."  A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

12.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote.  In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

13.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of June 3, 2008 must be present at the meeting.  On this date, a total of * shares of our common stock were outstanding and entitled to vote.  Shares representing a majority, or * votes, must be present.  This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

(a)	Is present and votes in person at the meeting, or

(b)	Has properly submitted a proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of our common stock beneficially owned as of December 31, 2007 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.  Unless otherwise indicated, the address of each person shown is c/o Wellstar International, Inc. 6911 Pilliod Road Holland, Ohio 43528.

Name and Address of Beneficial Owner (1)(2)	Common Shares Beneficially Owned (1)	Total	Percent of Class (3)

John A. Antonio (4)	11,700,000	11,700,000	9.3%

Howard Bielski	3,000,000	3,000,000	2.4%

McKinley Boston	500,000	500,000	*

Ken McCoppen	10,605,000	10,605,000	8.4%

Michael Shen	4,000,000	4,000,000	3.2%

Andrew M. Thompson (5)	58,885,000	58,885,000	46.7%

Cede & Co.	45,226,117	45,226,117	35.8%

All directors and Executive 29,805,000 23.6%

*Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 19, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Unless otherwise indicated, the address of each beneficial owner is c/o Wellstar International, Inc., 6911 Pilliod Road, Holland, Ohio 43528.

(3)	Based on 126,166,117 shares issued and outstanding as of October 25, 2007.

(4)	Includes (i) 7,700,000 shares of common stock owned by Mr. Antonio and (ii) 4,000,000 shares of common stock held by Mr. Antonio's wife.

(5)	Includes (i) 56,485,000 shares of common stock underlying a $400,000 Secured Convertible Note (ii) 1,000,000 shares of common stock and (iii) 1,400,000 shares of common stock underlying warrants.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Name	Position	Position Held Since
John Antonio	President, Chief Executive Officer, Director	June 2005
Ken McCoppen	Senior Vice President, Director	June 2005
Howard Bielski	Chief Financial Officer	August 2005
Dr. Michael Shen	Director	July 2005
Dr. McKinley Boston	Director	July 2005

For directors, the term of office is until the next annual meeting of shareholders. For officers, the term of office is until the next annual meeting of the Board of Directors, presently scheduled to be held immediately following the annual meeting of the shareholders.

John Antonio, President, Chief Executive Officer and Director

John Antonio has served as our President, Chief Executive Officer, and a Director since June 2005. From March of 2004 until present, Mr. Antonio has been involved in the establishment of Trillennium Medical Imaging, Inc. and its merger with Wellstar International, Inc. From January 2003 until present, Mr. Antonio has been the Vice President of Have Network Technologies International, Inc. From 1996 to present Mr. Antonio has been the manager of Intertel LLC, which is engaged in the distribution of prepaid phone cards in Mexico. Mr. Antonio graduated from Bowling Green State University with a BLS Degree.

Ken McCoppen, Senior Vice President and Director

Ken McCoppen has served as our Senior Vice President and a Director since June 2005. From September 2002 until September 2004, Mr. McCoppen was Executive Vice President of Sales for Arista Communications, a provider of telecommunications services. From June 1999 until September 2002, Mr. McCoppen was Vice President of the National Partners Program for Qwest Communications. From 1982 to 1999, Mr. McCoppen held sales positions at the following companies: Toshiba America; Samsung America; Micronics; Mantech International; and GTE.

Howard Bielski, Chief Financial Officer

Mr. Bielski has served as our Chief Financial Officer since August 2005. Mr. Bielski is the managing member of Bielski & Bielski, LLC, an accounting firm located in Fairfield, New Jersey and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Dr. Michael Y. H. Shen, Director

Dr. Shen has served as a Director since July 2005. Since October 2004, Dr. Shen has been the Head of the Section of Cardiac Imaging and a Staff Physician at the Cleveland Clinic Florida. Since June 2003, Dr. Shen has been the Head of the Section of Nuclear Cardiology and a Staff Physician at the Cleveland Clinic Florida. From July 1999-May 2003, Dr. Shen held the following positions at the Cooper Hospital/University Medical Center.  Dr. Shen served as a Director, Nuclear Cardiology and Director, Center for Cardiovascular Informatics. Also from July 1999-May 2003, Dr. Shen was an Assistant Professor of Medecine at the UMDNJ Robert Wood Johnson Medical School South Campus.

Dr. McKinley Boston, Director

Dr. Boston has served as a Director since July 2005. Since December 2004, Dr. Boston has served as Athletic Director and Vice President of New Mexico State University. Since September 2000, Dr. Boston has served as an Education Consultant at the Consortium of Minneapolis Board of Education, Minneapolis Youth Coordinating Board, and Minneapolis Park Board.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management.  In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

The Board and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner.  The Board performs annual self-evaluations.  We have adopted a comprehensive Code of Business Conduct and Ethics for all directors, officers and employees.

During 2007, the Board of Directors met four (4) times.  To the extent that a nominee was a member of the Board of Directors in 2007, each nominee for director attended 100% of the Board of Directors meetings.  While we do not have a formal policy requiring members of the Board to attend the Special Meeting of Stockholders, we strongly encourage all directors to attend.

Committees of the Board

To date, none of our Directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. The Company lacks the financial resources to form audit and nominating committees. Notwithstanding, the Company is seeking to add new outside directors including a financial expert, as defined by Item 401(e) of Regulation S-K.

Director Compensation

Directors may receive, on an annual basis, common stock as awarded by our Board of Directors in consultation with the compensation committee.

Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated herein, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors.

Other than the management agreements and the advisory agreements discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Particulars of compensation awarded to, earned by or paid to:

(a)	our Company's chief executive officer (the "CEO");

(b)
each of our Company's four most highly compensated executive officers who were serving as executive officers at the end of the two most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c)
any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the most recently completed fiscal year.

(all such persons are referred to as the "Named Executive Officers") are set out in the summary compensation table below.

Summary Compensation Table

		Annual Long-term		Compensation	Compensation
				Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
John Antonio	2007	$240,000	$--	--	--	--
President & CEO	2006	240,000	61,133	--	--	--
	2005	--	--	--	--	--

Ken McCoppen	2007	$240,000	$--	--	--	--
Vice President &Secretary	2006	240,000	74550	--	--	--
	2005	--	--	--	--

Options Grants in Last Fiscal Year

None.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

None.

Employment Agreements

As disclosed on August 5, 2005, the Company entered into separate employment agreements with John A. Antonio, our President and CEO; and Kenneth B. McCoppen, our Vice President and Corporate Secretary. These agreements provide for base annual salaries of $240,000. Further, each agreement has a base term of five (5) years.

Certain Relationships and Related Transactions

None of the following parties has, during the last two years, had any material interest, direct or indirect, in any transaction with Wellstar International, Inc. or in any presently proposed transaction that has or will materially affect Wellstar International, Inc.:

- Any of our directors or officers;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of any class of our voting securities;
- Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires officers and directors of a company with securities registered pursuant to Section 12 of the 1934 Act, and persons who own more than 10% of the registered class of such company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the subject company with copies of all Section 16(a) forms filed. During our fiscal year ended July 31, 2006, "), our officers, directors and greater than 10% stockholders were not subject to the filing requirements of Section 16(a) of the 1934 Act.

LEGAL PROCEEDINGS

We may become imvolved in a lawsuit or legal proceeding at any time in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business.  We are not currently aware of any litigation pending or threatened for any reason.  We are not aware of any additional legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.   From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We may become involved in material legal proceedings in the future.

PROPOSAL 1:  AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000 shares. The Company currently has authorized Common Stock of 500,000,000 shares and approximately * are issued and outstanding as of June 3, 2008. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. Article SIX of the Company’s Articles of Incorporation shall be amended to read as set forth on Exhibit “A” attached hereto, and would be filed with the Nevada Secretary of State.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of * shares of the Company's currently authorized 500,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

On April 25, 2008, Wellstar International Inc. (the “Company”) completed a private placement of $190,000.00 of securities (“Purchase Agreement”) with a number of investors (“Purchasers”). The securities comprise (i) 8% secured convertible callable notes of the Company (“Debentures”) in an aggregate principal amount of $325,000.00, convertible into common stock of the Company at conversion price to be determined by the formula set forth in the Purchase Agreement (the “Conversion Price”) subject to certain possible adjustments,  and (ii) warrants (each a “Warrant”), providing a right to purchase 20,000,000 shares of common stock of the Company at an exercise price of $.001 per share having a term ending five years from the closing date.  Upon the filing of a proxy by the Company with the Securities and Exchange Commission (the “Funding Date”) to increase the authorized common stock of the Company, the Company shall issue and sell to the Buyers and the Buyers severally agree to purchase from the Company an aggregate of an additional One Hundred Thirty Five Thousand Dollars ($135,000) principal amount of Notes.

The Conversion Price shall be the lesser of (i) the Variable Conversion Price (as defined below) and (ii) the Fixed Conversion Price (as defined below) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  The “Variable Conversion Price” shall mean the Applicable Percentage (as defined below) multiplied by the Market Price (as defined below).  “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the “Conversion Date”).  “Trading Price” means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Borrower and Holder and hereafter designated by Holders of a majority in interest of the Notes and the Borrower or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes.  “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.  “Applicable Percentage” shall mean 32.5%.  The “Fixed Conversion Price” shall mean $.12.

The Purchase Agreement calls for the issuance of Warrants comprising the right to purchase up to 20,000,000 shares of common stock of the Company at an exercise price of $.001 per share. The Warrants expire five years from the closing date. The Warrants may be exercised for cash or on a cashless basis and are subject to certain other conditions.

The Company has entered into a “Registration Rights Agreement,” pursuant to which it is obligated to file a registration statement register all or the maximum amount permitted by the SEC (collectively the “Maximum Amount”) of the common stock of the Company underlying the Debentures and Warrants (subject to the obligation to file one or more subsequent registration statements as necessary to register the remaining unregistered shares until all of the underlying securities are eligible for resale under Rule 144 without volume limitation), which contains certain liquidated damages if not timely filed. The Company shall prepare, and, on or prior to ten (10) days from the date of receipt of written demand of the Purchasers (in the Purchase Agreement) (the “Filing Date”), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities underlying the Notes and Warrants issued or issuable pursuant to the Securities Purchase Agreement, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Notes and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.  The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to the number of Conversion Shares that are then issuable upon conversion of the Notes without regard to any limitation on the Investor’s ability to convert the Notes.  The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon conversion of the Notes and upon exercise of the Warrants.

The Company and all of its subsidiaries (each, a “Debtor”) entered into a Security Agreement and an Intellectual Property Security Agreement pursuant to which they granted to the Purchasers and their assigns to a security interest in all of the assets of the Debtors (the “Collateral”), including a pledge by the Company of all of the intellectual property of the Company and of each of its subsidiaries. Upon an Event of Default under the Security Agreement, the Agent may exercise all rights available to any of the Purchasers, including to take possession of the Collateral and to operate the business of each Debtor.

A second contingent round of financing has been scheduled under the Purchase Agreement whereby the Compnay shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of an additional One Hundred Thirty Five Thousand Dollars ($135,000) principal amount of Notes.  However, this additional investment is contingent upon the filing of this proxy by the Company with the Securities and Exchange Commission (the “Funding Date”) to increase the authorized common stock of the Company.  Thus, in order to satisfy the terms of the Purchase Agreement and have the ability to close on the additional monies, we need to increase the number of shares of Common Stock that we are authorized to issue. Our Board of Directors has unanimously approved the terms of the Agreement and, subject to stockholder approval, unanimously approved an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000 shares.

Furthermore, the proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Except as described above, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

The Board of Directors Recommends a Vote "FOR" the Amendment to

 the Articles of Incorporation to increase our authorized shares of common stock.

PROPOSAL  2:  TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE CREATION OF 10,000,000 SHARES OF
“BLANK CHECK” PREFERRED STOCK

Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation to authorize the creation of 10,000,000 shares of “blank check” preferred stock, par value $.001 per share.  The Board believes that the authorization of preferred shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions. Article SIX of the Company’s Articles of Incorporation shall be amended to read as set forth on Exhibit “A” attached hereto, and would be filed with the Nevada Secretary of State.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	1,000,000,000
Preferred	$0.001	10,000,000
Totals:		1,010,000,000

The proposed amendment to the Company’s Articles of Incorporation will create 10,000,000 authorized shares of "blank check" preferred stock.  The proposed Amendment to the Company’s Articles of Incorporation, attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Articles of Incorporation as set forth in Exhibit "A."

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.  The amendment to the Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board  to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock

The Board of Directors Recommends a Vote "FOR" the Amendment to
 the Articles of of Incorporation to authorize the creation of 10,000,000 shares of
“blank check” preferred stock.

PROPSAL 3:  TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE A  REVERSE STOCK SPLIT

The Board of Directors has unanimously adopted a resolution, approving, declaring advisable and recommending to the stockholders for their approval an amendment to our amended and restated Articles of Incorporation to effect a reverse stock split of outstanding shares of common stock at a ratio of one-for-thirty.

The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its common stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the post-reverse split shares will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The post-reverse split shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All post-reverse split shares will have the same par value, voting rights and other rights as pre-reverse split shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock, which may be issued.

The one-for-thirty reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of thirty for one. The authorized number of shares of common stock shall not be impacted by the reverse stock split. Accordingly, as a result of the reverse stock split, the Company will have * authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the reverse stock split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The reverse stock split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. No fractional shares shall be issued. Any shareholder who beneficially owns a fractional share of the Company's common stock after the reverse stock split, will receive a cash payment in lieu of such fractional share.

In addition, commencing with the effective date of the reverse stock split, all outstanding options entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options, one-twentieth of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of common stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the post-reverse split shares will equal the tax basis of the pre-reverse split shares exchanged therefor.

(iii) Except as explained in (v) below, the holding period of the post-reverse split shares will include the holding period of the pre-reverse split shares if such pre-reverse split shares were held as capital assets.

(iv)The conversion of the pre-reverse split shares into the post-reverse split shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
.

The Board of Directors Recommends a Vote "FOR" the proposal to authorize the Board of Directors to effect a reverse stock split at a ratio of one-to-thirty.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

INCORPORATION BY REFERENCE

We are incorporating by reference our annual report on Form 10-KSB for the year ended July 31, 2007 and our Form 10-QSB for the quarter ended January 31, 2008. We are mailing this Proxy Statement to shareholders of record as of June 3,2008. We will provide a copy of any of the documents set forth above at no charge upon request by writing to Chief Executive Officer, Wellstar International, Inc., 6911 Pilliod Road Holland, Ohio 43528.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, or our other officers or directors.  Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Chief Executive Officer, Wellstar International, Inc., 6911 Pilliod Road Holland, Ohio 43528.  All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in our proxy materials for our 2008 Special Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Chief Executive Officer at our principal office no later than *, 2008 [120 days before first anniversary of the date of mailing of this proxy statement].  It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.  Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders.  In general, for business to be brought before a special meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Chief Executive Officer not more than 180 days prior to the anniversary of the preceding year's special meeting.  With respect to stockholder proposals, the stockholder's notice to our Chief Executive Officer must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law.  With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Chief Executive Officer must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations.  If a stockholder desires to have a proposal included in our proxy materials for our 2007 Special Meeting of Stockholders and desires to have such proposal brought before the same special meeting, the stockholder must comply with both sets of procedures described in this paragraph.  Any required written notices should be sent to Wellstar International, Inc., 6911 Pilliod Road Holland, Ohio 43528, Attn: Chief Executive Officer.

OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING

We know of no other matters to be presented at the Special Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

The expense of this solicitation of proxies will be borne by us.  Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Mr. John Antonio
Chief Executive Officer and Interim Chief Financial Officer

Exhibit A

CERTIFICATE OF AMENDMENT

TO
ARTICLES OF INCORPORATION
OF

WELLSTAR INTERNATIONAL, INC.

The undersigned, being the Chief Executive Officer of WELLSTAR INTERNATIONAL, INC., a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

1.           The first and second sentences of the Articles of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Article Six in its entirety, with the following:

“SIX:  The total authorized capitalization of this Corporation shall be and is the sum of 1,000,000,000 shares of Common Stock at $0.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights, or things, and the judgment of the Board of Directors as to the value therof shall be conclusive. The Corporation is authorized to issue two classes of stock.  One class of stock shall be the Common Stock, par value $0.001, with the rights and privileges as set forth above.  The second class of stock shall be Preferred Stock, par value $0.001.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

2.           The amendment of the Articles of Incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of Sections 78.835 and 78.390 of the Revised Statutes of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by John Antonio, its Chief Executive Officer, this * day of *, 2008.

WELLSTAR INTERNATIONAL, INC.

By:	/s/
John Antonio, Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS OF

 WELLSTAR INTERNATIONAL, INC.

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WELLSTAR INTERNATIONAL, INC.

The undersigned appoints John Antonio, as proxy, with the power to appoint his or her substitute, and authorizes him to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Wellstar International, Inc., held of record by the undersigned at the close of business on June 3,2008 at the Special Meeting of Stockholders to be held at 61 Broadway, 32nd Floor, New York, New York 10010, on *, at 10:00 a.m, and at any adjournment thereof.  Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.	PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF THE COMPANY FROM 500,000,000 SHARES TO 1,000,000,000 SHARES.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	PROPOSAL TO AUTHORIZE THE CREATION OF 10,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK, PAR VALUE $.001 PER SHARE.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO IN TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE A REVERSE STOCK SPLIT AT A RATIO OF ONE-TO-THIRTY	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature: ________________	Signature: ________________	Date: ___________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.